                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K


                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of l934



Date of Report (Date of earliest event reported)        November 6, 1997
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                         NOONEY REALTY TRUST, INC.
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            (Exact Name of Registrant as specified in its charter)


           Missouri                   0-13754                 43-1339136
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(State or other jurisdiction       (Commission            (IRS Employer
      of incorporation)              File No.)          Identification No.)


   7701 Forsyth Boulevard, St. Louis, Missouri                    63105
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    (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code       (314) 863-770
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                                Not Applicable
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         (Former name or former address, if changed since last report)




                              Page 1 of 3 Pages


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT
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On November 6, 1997, Nooney Company sold its property management business operated through its wholly-owned subsidiary, Nooney Krombach Company, to Nooney Real Estate Company D/B/A Nooney Inc., an indirect wholly-owned subsidiary of CGS Real Estate Company, Inc., a Texas corporation. Simultaneously Nooney Company, Gregory J. Nooney, Jr. and PAN, Inc. sold their general and limited partnership interest in Nooney Advisors Ltd., L.P., the external advisor to the Registrant to S-P Properties, Inc., a California corporation, which also is a wholly-owned subsidiary of CGS Real Estate Company. Prior to the sale, the independent Directors of the Registrant approved the change in control of the Advisor and authorized a new management contract for the Registrant's properties with Nooney Inc., with the same terms and expiration dates as the existing advisory and management contracts.

CGS Real Estate Company, Inc. is owned 50% each by John N. Galardi, Chairman of the Board, and William J. Carden, President. Mr. Galardi is founder of The Galardi Group which controls and manages over 500 fast food restaurants. Mr. Carden founded CGS Real Estate Company, Inc. in 1990 and has been active in commercial real estate for over 25 years. CGS, through its wholly-owned subsidiaries, manages over 25 million square feet for third party owners, its own account and several public partnership programs where the company acts as general partner.

The purchase described above was part of a larger transaction whereby CGS Real Estate Company, Inc. purchased (a) the entire real estate management business operated by Nooney Company through its wholly-owned subsidiary, Nooney Krombach Co., (b) all controlling interests in corporate general partners for all public partnerships, namely Nooney Real Property Investors-Two, L.P., Nooney Real Property Investors-Four, L.P., Nooney Income Fund Ltd., L.P., and Nooney Income Fund Ltd. II, L.P., and (c) all investment real estate owned by Nooney Company through other wholly-owned subsidiaries.

The consideration for the purchase of all corporate general partner interests owned by Nooney Company was $92,000 cash. The consideration for purchase of Gregory J. Nooney, Jr.'s and PAN, Inc.'s general partner interests in the four public partnerships and Nooney Advisors Ltd., L.P. was $243,186.43, paid by assumption of a note payable held by an unrelated individual.

In connection with the CGS purchase of control of Advisor, Gregory J. Nooney, Jr. agreed to recommend to the Board that Lawrence E. Fielder be appointed to fill the opening for an independent Director seat. At a Board meeting held October 29, 1997, Mr. Fiedler was elected to serve on the Board until the next Annual Meeting of Shareholders.

In connection with S-P Properties' desire to reduce the Board from seven (7) to five (5), Patricia A. Nooney, President of the Registrant, has agreed to resign as a Board member if requested and Robert E. Kresko, independent Director, also agreed to resign.

At the last Board meeting, informal discussion was held regarding the resignation of other independent directors but no conclusion was reached.



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                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                          NOONEY REALTY TRUST, INC.




Date:    November 14, 1997                /s/ Gregory J. Nooney, Jr.
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                                              Gregory J. Nooney, Jr.
                                              Chairman of the Board and
                                              Chief Executive Officer